Exhibit 32.1

Written Statement of the Chief Operating Officer
and Chief Financial Officer
Pursuant to 18 U.S.C. §1350

Solely for the purposes of complying with 18 U.S.C. §1350, Louis E. Stinebaugh, the President and Chief Operating Officer, and John H. Dahly, the Executive Vice President, Chief Financial Officer, Secretary and Treasurer of Fresh Brands, Inc. (the “Company”), each certify that the Annual Report on Form 11-K of the Fresh Brands Distributing Retirement Savings Plan for the year ended December 31, 2003 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

/s/ Louis E. Stinebaugh
Louis E. Stinebaugh
President and Chief Operating Officer
June 28, 2004

/s/ John H. Dahly
John H. Dahly
Executive Vice President, Chief Financial
Officer, Secretary and Treasurer
June 28, 2004

This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 11-K. A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement, has been provided to Fresh Brands, Inc. and will be retained by Fresh Brands, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.